Exhibit 7.15

GUARANTY
(Limited)

GUARANTY dated as of October 14, 2005 made by the undersigned (individually, or if more than one, collectively, the “Guarantor”) in favor of JPMorgan Chase Bank, N.A., and/or any of its subsidiaries or affiliates (individually or collectively, as the context may require, the “Bank”).

PRELIMINARY STATEMENTS:  The Bank has entered, or may from time to time enter, into agreements or arrangements with Clayton Williams Partnership, Ltd. (the “Borrower”) providing for credit extensions or financial accommodation to the Borrower of any kind whatsoever including, without limitation, the making of loans, advances or overdrafts, whether or not secured, discount or purchase of notes, securities or other instruments or property, creation of acceptances, issuance or confirmation of letters of credit, guaranties or indemnities, entering into foreign exchange or precious metals contracts or interest rate or currency swap or protection agreements, entering into any other derivative transactions under any ISDA Master Agreement or similar agreements between the Bank and the Borrower, or any other kind of lease, contract or agreement under which the Borrower may be indebted to the Bank in any manner (all of the foregoing agreements or arrangements being the “Facilities” and any writing or record evidencing, supporting, securing, or delivered in connection with a Facility, including but not limited to this Guaranty, and including as may subsequently be renewed, extended, amended, modified, substituted and/or replaced, being a “Facility Document”).

THEREFORE, in order to induce the Bank to extend credit or give financial accommodation under the Facilities, the Guarantor agrees (and if more than one, jointly and severally agrees) as follows:

Guaranty of Payments.  For value received and in consideration of the Facilities extended by the Bank the Guarantor unconditionally and irrevocably guarantees to the Bank (a) performance and observance of every agreement and condition contained in any Facility Document to be performed or observed by the Borrower, and (b) payment of all sums now owing or which may in the future be owing by the Borrower under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (the “Liabilities”).  The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents.

This Guaranty is a guaranty of payment and performance and not of collection only.  The Bank shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral.  The Guarantor agrees that, as between the Guarantor and the Bank, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

Guaranty Limit.  Notwithstanding anything to the contrary set forth herein, for purposes of this Guaranty the Facilities of the Borrower guaranteed shall be limited to those arising under and in connection with the Term Promissory Note of the Borrower in the original principal amount of $15,000,000, dated of even date herewith, together with every renewal, extension, amendment, modification, substitution and/or replacement thereof, each of which together with this Guaranty and any other writing or record evidencing, supporting, securing or delivered in connection with the foregoing shall be considered a Facility Document for purposes of this Guaranty.  The obligations of the Borrower to the Bank may at any time and from time to time exceed the liability of the Guarantor hereunder without impairing this Guaranty and the Guarantor and the Bank agree, as between themselves, that all payments and collections received by the Bank from any person or source shall be deemed to be applied first to the portion of the obligations of the Borrower to the Bank which are not guaranteed hereunder and last to the portion of such obligations which are guaranteed hereunder.  The liability of the Guarantor hereunder is regardless of any liability of any co-guarantor under this Guaranty or any other agreement.

Guaranty Absolute.  The Guarantor guarantees that the Liabilities shall be performed and paid strictly in accordance with the terms of the Facilities.  The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of:  (a) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other defense, setoff or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor.

Guaranty Irrevocable.  This Guaranty is a continuing guaranty of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect or, if earlier, when the Guarantor has given the Bank written notice that this Guaranty has been revoked; provided that any notice under this Section shall not release the Guarantor from any Liability, absolute or contingent, existing prior to such notice.  Such notice shall be effective only after the Bank’s actual receipt of the notice at its address set forth below, and the Bank shall have had a reasonable time to act upon such notice at each of its offices or departments responsible for the Facilities.

Reinstatement.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

Subrogation.  The Guarantor shall not exercise any rights against the Borrower which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect.  If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to the Bank to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities.

Subordination.  Without limiting the Bank’s rights under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to the Guarantor, if the Bank so requests, shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Representations and Warranties.  The Guarantor represents and warrants that:

(a)           this Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity;

(b)           the execution, delivery and performance by the Guarantor of this Guaranty and all other documents contemplated hereby or thereby, do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the property or assets of the Guarantor pursuant to any other agreement or instrument (other than any pledge of or security interest granted in any collateral pursuant to any Facility Document) to which the Guarantor is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor;

(c)           no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the Guarantor of this Guaranty;

(d)           there are no actions, suits, investigations or proceedings pending or threatened at law, in equity, in arbitration or by or before any other authority involving or affecting:  (i)  the Guarantor that, if adversely determined, are likely to have a material adverse effect on the prospects or condition of the Guarantor; (ii) any material part of the assets or properties of the Guarantor or any part of the collateral (if any) under any Facility Document; or (iii) any of the transactions contemplated in this Guaranty.  There are currently no material judgments entered against the Guarantor and the Guarantor is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the Guarantor; and

(e)           in executing and delivering this Guaranty, the Guarantor has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Bank has no duty to provide to the Guarantor any such information; (iii) full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied herein or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Borrower), and (v) determined that this Guaranty will benefit the Guarantor directly or indirectly.

Remedies Generally. The rights, powers and remedies granted to the Bank in this Guaranty are cumulative and in addition to any rights, powers and remedies to which the Bank may be entitled either by operation of law or in equity or pursuant to any other document or instrument delivered or from time to time to be delivered to the Bank in connection with the Facilities.

Setoff.  The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Bank’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Bank’s failure to give such notice shall not affect the validity thereof.

Formalities.  The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and to the extent not prohibited by applicable law any other formality with respect to any of the Liabilities or this Guaranty.

Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Bank, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Expenses.  The Guarantor shall reimburse the Bank on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) incurred by the Bank in connection with the preparation, performance or enforcement of this Guaranty.  The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

Assignment.  This Guaranty shall immediately be binding on, and shall inure to the benefit of the Guarantor, the Bank and their respective heirs, successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty.

Captions.  The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Governing Law, Etc.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES, AND WITH THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE.  THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK.  SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION.  TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Integration; Effectiveness.  This Guaranty alone sets forth the entire understanding of the Guarantor and the Bank relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Bank.  Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

Address for notices to the Bank:

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
345 Park Avenue	300 Crescent Street, 4th Floor
New York, New York 10154-1002	Dallas, Texas 75201
Attn: Private Banking	Attn: David Sweezey
Telecopier: (212) 464-2505	Telecopier: (214) 758-2152
Telephone: (212) 464-0930	Telephone: (214) 758-2240

Name: Clayton W. Williams, Jr.

Address for notices:

6 Desta Drive, Suite 6500

Midland, TX  70705

Telecopier:

Telephone: